Exhibit 10.07








                                SCANA CORPORATION

                             PERFORMANCE SHARE PLAN

                            (As Amended and Restated
                           Effective January 1, 1998)

192




                                SCANA CORPORATION

                             PERFORMANCE SHARE PLAN


                                TABLE OF CONTENTS



SECTION 1.  PURPOSE AND EFFECTIVE DATE.........................................1
         1.1      Purpose of the Plan..........................................1
         1.2      Effective Date of the Plan...................................1

SECTION 2.  DEFINITIONS........................................................3
         2.1      Definitions..................................................3
         2.2      Gender and Number............................................4

SECTION 3.  ELIGIBILITY AND PARTICIPATION......................................5
         3.1      Eligibility..................................................5
         3.2      Participation................................................5

SECTION 4.  HOW THE PLAN WORKS.................................................6
         4.1      Overview.....................................................6
         4.2      Performance Periods and Cycles...............................6
         4.3      Target Awards and Target Shares..............................6
         4.4      Performance Criteria and Measurement.........................6
         4.5      New Performance Award Periods................................7

SECTION 5.  AWARD DETERMINATION................................................8
         5.1      Preliminary Determination....................................8
         5.2      Final Determination..........................................8
         5.3      Dividends....................................................9

SECTION 6.  FORM AND TIMING OF PAYMENT........................................10
         6.1      Form and Timing of Payment..................................10
         6.2      Committee Certification.....................................10
         6.3      Performance Award Tax Consequences..........................10
         6.4      Number of Corporation's Shares that may be Distributed......10
         6.5      Recapitalization............................................10

SECTION 7.  TERMINATION OF EMPLOYMENT.........................................12
         7.1      General Rule................................................12
         7.2      Termination of Employment for Reasons Other Than Death,
                  Disability or Retirement...............                     12

SECTION 8.  BENEFICIARY DESIGNATION..........................................13
         8.1      Designation of Beneficiary.................................13
         8.2      Death of Beneficiary.......................................13
         8.3      Ineffective Designation....................................14

SECTION 9.  CHANGE IN CONTROL DISTRIBUTIONS..................................15
         9.1      Accelerated Distributions Upon Change in Control...........15
         9.2      Tax Computation............................................15
         9.3      No Subsequent Recalculation of Tax Liability...............15

SECTION 10.  GENERAL PROVISIONS..............................................16
         10.1     Employment/Participation Rights............................16
         10.2     Nonalienation of Benefits..................................16
         10.3     Transferability Restriction as to Target Shares............16
         10.4     Regarding the Securities Act of 1933.......................16
         10.5     Regarding Section 16 of the Securities Exchange Act
                    of 1934                                                  17
         10.6     Severability...............................................17
         10.7     No Individual Liability....................................17
         10.8     Applicable Law.............................................17

SECTION 11.  PLAN ADMINISTRATION, AMENDMENT AND TERMINATION..................18
         11.1     In General.................................................18
         11.2     Claims Procedure...........................................18
         11.3     Finality of Determination..................................18
         11.4     Expenses...................................................18
         11.5     Tax Withholding............................................19
         11.6     Incompetency...............................................19
         11.7     Action by Corporation......................................19
         11.8     Notice of Address..........................................19
         11.9     Amendment and Termination..................................19

         SCANA CORPORATION

                             PERFORMANCE SHARE PLAN

               (As Amended and Restated Effective January 1, 1998)


                      SECTION 1. PURPOSE AND EFFECTIVE DATE


1.1 Purpose of the Plan. The SCANA Corporation Performance Share Plan ("Plan") is a long-term executive compensation incentive plan having as its purpose the rewarding of superior performance with a variable component of pay. The Plan provides as an element of executive compensation an award amount tied directly to corporate performance over three years. The Plan is intended to balance the short-term emphasis of the annual cash incentive portion of the Executive
         Incentive Plan with a longer-term perspective and to reinforce strategic goals by linking them to compensation.

         The Plan is an incentive program within the context of Department of Labor Regulation ss.2510.3-2(c), and as such is not an "employee pension benefit plan" or "pension plan" for purposes of the Employee Retirement Income Security Act of 1974, as amended, as the payouts hereunder are not systematically deferred to the termination of covered employment or beyond or to provide retirement income to executive employees.

         Under Section 162(m) of the Internal Revenue Code of 1986, as amended and the treasury regulations promulgated thereunder, the $1 million deduction limitation on compensation paid to covered employees by a publicly held corporation does not apply to qualified performance-based compensation. Under the Plan, the Committee (as hereinafter defined) may award qualified performance-based compensation (within the meaning of Treas. Reg. ss. 1.162-27(e)) or the Committee may grant awards that do not qualify as qualified performance-based compensation.

1.2 Effective Date of the Plan. The effective date of the Plan is January 1, 1990, as adopted by the Board of Directors of SCANA Corporation ("Board") on April 25, 1990. The Plan was amended and restated by the Board on February 18, 1992, effective as of January 1, 1992; the Target Awards for the 1992 Cycle were made subject to the approval by SCANA Corporation shareholders of the Plan which was received on April 22, 1992. The Plan was amended on February 16, 1993 and December 18, 1996 and subject to receiving shareholder approval at the 1998 annual meeting was amended and restated in its entirety on February 17, 1998, to be effective for Target Awards granted after January 1, 1998. Target Awards granted prior to January 1, 1998 shall be governed by the terms of the Plan in effect prior to this amendment and restatement; except that any issuances of the common stock of the Corporation (as hereinafter defined) shall be subject to Section 10.5.

                             SECTION 2. DEFINITIONS

2.1 Definitions. Whenever used herein, the following terms shall have the meanings set forth below, unless otherwise expressly provided herein or unless a different meaning is plainly required by the context, and when the defined meaning is intended, the term is capitalized:

         (a) "Beneficial Owner" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

         (b) "Beneficiary" means any person or entity who, upon a Participant's death, is entitled to receive the Participant's benefits under the Plan in accordance with Section 8 hereof.

         (c)      "Board" means the Board of Directors of the Corporation.

         (d) "Change in Control" means a change in control of the Corporation of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act, whether or not the Corporation is then subject to such reporting requirements; provided that, without limitation, such a Change in Control shall be deemed to have occurred if:

                  (1) Any Person (as defined in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as such term is used in Section 13(d)) is or becomes the Beneficial Owner, directly or indirectly, of 25% or more of the combined voting power of the outstanding shares of capital stock of the Corporation;

                  (2) During any period of two consecutive years (not including any period prior to December 18, 1996) there shall cease to be a majority of the Board comprised as follows: individuals who at the beginning of such period constitute the Board and any new director(s) whose election by the Board or nomination for election by the Corporation's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved;

                  (3) The Securities and Exchange Commission (SEC) issues an order under Section 9(a)(2) of the Public Utility Holding Act of 1935 (the "1935 Act"), authorizing a third party to acquire 5% or more of the Corporation's voting shares of capital stock;

                  (4) The shareholders of the Corporation approve a merger or consolidation of the Corporation with any other corporation, other than a merger or consolidation which would result in the voting shares of capital stock of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting shares of capital stock of the surviving entity) at least 80% of the combined voting power of the voting shares of capital stock of the Corporation or such surviving entity outstanding immediately after such merger or consolidation; or the shareholders of the Corporation approve a plan of complete liquidation of the Corporation or an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation's assets; or

                  (5) The shareholders of the Corporation approve a plan of complete liquidation, or sale or disposition of, South
                  Carolina Electric & Gas Company ("SCE&G"), South Carolina Pipeline Corporation or any subsidiary of the Corporation designated by the Board as a "Material Subsidiary," but such event shall represent a Change in Control only with respect to a Participant who has been assigned exclusively to SCE&G, South Carolina Pipeline Corporation or the affected Material Subsidiary.

         (e)      "Code" means the Internal Revenue Code of 1986, as amended.

         (f)  "Committee"  means the committee  established  pursuant to Section
11.1 to administer the Plan.

         (g)   "Corporation"   means  SCANA   Corporation,   a  South   Carolina
corporation, or any successor thereto.

         (h) "Covered Participant" means a Participant who is a "covered employee" within the meaning of Section 1.162-27(c)(2) of the Treasury Regulations promulgated with respect to Section 162 of the Code.

         (i) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         (j) "Participant" means an individual satisfying the eligibility requirements of Section 3.

         (k)      "Plan" means this Amended and Restated Performance Share Plan.

         (l)      Year" means the calendar year.

2.2 Gender and Number. Except when otherwise indicated by the context, any masculine terminology used herein also shall include the feminine and the feminine shall include the masculine, and the use of any term herein in the singular may also include the plural and the plural shall include the singular.

                    SECTION 3. ELIGIBILITY AND PARTICIPATION

3.1 Eligibility. Eligibility in the Plan is restricted to (a) those executives of the Corporation and of subsidiaries of the Corporation who the Chief Executive Officer of the Corporation ("CEO") nominates for participation, and (b) the CEO. The underlying criteria for nomination is an executive within salary grades E-1 through E-12 (or, in the case of a nonofficer executive, a salary that is equivalent to the above enumerated grades), and determination in the discretion of the CEO that the selected executive serves in a role that is directly or indirectly (as per employment with a Corporation subsidiary) key to the Corporation's success.

3.2 Participation. Participation in the Plan is restricted to (a) those executives of the Corporation and of the subsidiaries of the Corporation who are eligible to participate in the Plan pursuant to
         Section 3.1 of the Plan, and (b) who are determined, in the discretion of the Committee, to serve in a role that is directly or indirectly (as per employment with a Corporation subsidiary) key to the Corporation's success. Participation will be reevaluated and determined at the beginning of each Performance Period. No executive shall have the right to be nominated by the CEO or selected by the Committee for participation in the Plan. To the extent that the Committee intends for an award to qualify as qualified performance-based compensation, the Committee will need to make the participation determination with respect to a Covered Participant not later than 90 days after the commencement of the Performance Period (as defined in Section 4.2).

                          SECTION 4. HOW THE PLAN WORKS

4.1 Overview. The objective of the Plan is to measure the Corporation's Total Shareholder Return (as defined in Section 4.4) over each Performance Period relative to a peer group of utilities, and, based upon the performance achieved, make a payout ranging from 0% to 150% of a target award ("Target Award") expressed as a number of shares of the Corporation's common stock ("Target Shares") assigned to each Participant in accordance with the Participant's control point (E-1 through E-12 classification or, in the case of a nonofficer executive, the control point determined by the Committee), the higher the pay grade the greater the number of Target Shares.

4.2 Performance Periods and Cycles. Each performance period (a "Performance Period") shall be a period of three consecutive calendar years, and shall be designated as a cycle (a "Cycle"). Each calendar year shall begin a new cycle, as demonstrated by the following:

                     1998      1999       2000      2001       2002      2003

     1998 Cycle:        A         A          A
     1999 Cycle:                  B          B         B
     2000 Cycle:                             C         C          C
     2001 Cycle:                                       D          D         D

4.3 Target Awards and Target Shares. Target Awards in dollars for each Cycle are designated for each Participant as a function of a designated percentage of the Participant's control point for his pay grade. The Target Award in dollars for each Participant is then converted to a Target Share designation by dividing the Target Award amount by the closing price per share of the Corporation's common stock on December 31 (or last trading date) of the calendar year immediately preceding the first calendar year of the Cycle. To the extent that the Committee intends for an award to qualify as qualified performance-based compensation, the Committee must determine the Target Awards with respect to a Covered Participant not later than 90 days after the commencement of the Performance Period (as defined in Section 4.2).

4.4 Performance Criteria and Measurement. The Corporation's Total Shareholder Return is measured over the three calendar years of each Cycle in comparison to a peer group of electric and gas utilities each having annual revenue in excess of $100 million. The Committee may change for each Cycle the number of and/or individual composite companies of the peer group. Subsequently within a Cycle and subject to the limitations contained in Section 5.2, in response to circumstances affecting certain individual companies of the peer group (e.g., merger), the Committee may find it necessary to add to or otherwise modify the listing of companies comprising the peer group. The purpose of any such change is to establish and maintain a peer group that is objectively comparable to the Corporation to promote consistency within and between Cycles as an underlying premise for the integrity of performance evaluation. It is within this context, as an additional corrective measure, that per Section 5.2 the Committee may adjust the payout amounts otherwise indicated per Section 5.1.

         Total shareholder return ("Total Shareholder Return") for each Cycle is calculated after the end of the third calendar year of the Cycle using the following formula:

                  (A) Closing Stock Price at December 31st (or last trading date) of the third calendar year of Cycle ("Ending Stock Price") less:

                  (B) Closing Stock Price at December 31st (or last trading date) of the calendar year immediately preceding the first calendar year of the Cycle ("Beginning Stock Price") plus:

                  (C) The sum of all cash dividends paid per share during the Cycle equals:

                  (D)      Net Number

                  Divide (D) by (B) to yield Total Shareholder Return

         The result for the Corporation is then compared to the individual results of the companies comprising the peer group to determine the award in accordance with Section 5.

         Calculations  will be  adjusted by the  Committee  as  appropriate  for
         transactions  described  in  Section   1.162-27(e)(2)(iii)(C)   of  the
         Treasury Regulations (e.g. stock split, dividend, merger, etc.)

         The computation of Total Shareholder Return also will be made for the Corporation and each of the companies of the peer group after the close of each of the first and second calendar years within each Cycle, with the data for items (A) and (C) of the above formula. The annual computation will render an on-going indication of the Corporation's comparative economic performance to the peer group for the subject Cycle.

4.5 New Performance Award Periods. Subject to Section 11.9, new performance award periods may be initiated under the Plan for five years from the effective date of this amendment and restatement.

                         SECTION 5. AWARD DETERMINATION

5.1      Preliminary   Determination.   The  performance  achieved  during  each
         three-year Cycle will preliminarily indicate a payout as a percent of Target Shares awarded as follows:

                                   As Compared                    Payout As A %
       Performance                   To Peer                        of Target
        Achieved                  Group Companies                     Awarded

      Outstanding               at or above 75                    150% only (the
                                percentile                          maximum)

      Target                    at or above 50                    100% to 148%
                                percentile but less
                                than 75 percentile

      Threshold                 at or above 33                    40% to 95%
                                percentile but less
                                than 50 percentile

      Below Threshold           below 33                          0%
              percentile

         The Threshold and Target performance categories, unlike the other two performance categories, renders payout on a sliding scale depending upon where the Corporation's performance ranking lies in comparison to the performance ranking of the individual companies comprising the peer group. Addendum A, Total Shareholder Return Award Calculations, sets forth the detailed table of payouts for the respective range of performance ranking percentages. Performance Achieved is categorized per Addendum A in whole percentages only, requiring the rounding of computational results to the nearest whole number, with .5 results rounded up if the resulting whole number would be an even number or rounded down if the resulting whole number would be an odd number.

         Notwithstanding the foregoing, the Committee may redefine for any Cycle the above category levels of performance as well as the respective payout percentages of Target Shares awarded. To the extent that the Committee intends for an award to qualify as qualified performance-based compensation, the Committee will need to redefine the performance levels and payout percentages for a Covered Participant not later than 90 days after the commencement of the applicable Performance Period.

5.2 Final Determination. The Committee will review the award amounts determined based on the performance achieved and, at its discretion, adjust the final payout amounts for all Participants in accordance with the purposes expressed in Section 4.4.

         In making adjustments, the Committee may consider factors such as, but not limited to, the following:

         (a) Significant acquisitions (or divestitures) within the Corporation's affiliated group;

         (b) Significant acquisitions or divestitures among peer group companies; and

         (c)      Other unusual items of material consequence.

If the Committee's exercise of discretion pursuant to Section 4.4 or 5.2 results in an increase in the amount of compensation to be payable under the Plan, the Committee's modifications made pursuant to Section 4.4 or 5.2 may cause the performance awards for Covered Participants to fail to qualify as qualified performance-based compensation. Except for distributions pursuant to Section 9, the maximum annual award distributed to any employee under this Plan (including amounts awarded pursuant to Section 5.3) shall not exceed an amount having a value equal to the value of 25,000 shares of common stock of the Corporation as of the date of distribution.

5.3 Dividends. After the end of a Cycle, dividends will be paid on the award shares earned, 40% to 150% of Target Shares earned (the "Earned Shares"), as if the Earned Shares had been outstanding during the entire Cycle as provided in Section 6.1. The amount of such dividends payable will be computed by multiplying the number of Earned Shares by the sum of all cash dividends paid per share during the Cycle as noted in Section 4.4(C) above.

                      SECTION 6. FORM AND TIMING OF PAYMENT

6.1 Form and Timing of Payment. Except as provided in Section 9, the award values (Earned Shares plus related dividends) may be paid in shares of the Corporation's common stock or in cash, or in any combination thereof. Unless otherwise deferred in accordance with the terms of the Corporation's Voluntary Deferral Plan, awards will be paid out as soon as possible after the end of each Cycle except as provided in Section
         9. If award dividends are paid in stock, the number of shares to be issued will be determined by dividing the amount of the award dividends earned by the closing stock price at December 31st (or last trading date) of the third calendar year of the Cycle. If Earned Shares are paid in cash, the amount to be paid shall be determined by multiplying the number of Earned Shares by the closing stock price at December 31st (or last trading date) of the third calendar year of the Cycle.

6.2 Committee Certification. Prior to the payment of any performance awards to a Covered Participant, the Committee shall certify in writing the computation of the Covered Participant's performance awards (including the extent that performance goals were in fact satisfied). For purposes of satisfying the requirements of this section, approved minutes of the Committee meeting in which the computation is made or reviewed will be deemed to constitute written certification.

6.3 Performance Award Tax Consequences. The Committee shall administer and construe the Plan in a manner so that no tax liability is incurred by the participating executive until the performance awards are actually paid.

6.4      Number  of  Corporation's  Shares  that may be  Distributed.  The total number  of  shares  of  the  Corporation's  common  stock  that  may be distributed under this Plan originally set at 500,000 shares, and having an undistributed balance of 460,772 shares immediately prior to the 2-for-1 split of the Corporation's common stock approved by the Board effective at the close of business on May 11, 1995, per Resolution dated April 27, 1995, was on May 11, 1995 adjusted to an undistributed balance of 921,544 shares in accordance with the recapitalization provision of the Plan (see Section 6.5), and as of the effective date of this Amended and Restated Plan document, the undistributed balance is 849,712 shares. The shares to be issued under this Plan may be either original issue shares or shares purchased by the Plan in the open market.

         With respect to any applicable Cycle under this Plan, if the maximum number of shares of the Corporation's common stock which could be distributed as to both Earned Shares and the related dividend awards thereon are not in fact paid out after the end of the Cycle, then the number of shares of such common stock not distributed shall be available for payouts under this Plan with respect to subsequent Cycles.

6.5 Recapitalization. In the event of any increase or decrease in the total number of shares of the Corporation's common stock resulting from a subdivision or consolidation of shares or other capital adjustment or the payment of a stock dividend or other increase or decrease in such shares effected without receipt of consideration by the Corporation, the maximum number of shares of such common stock which may be distributed under the Plan, the number of Target Shares awarded under the Plan and the number of shares of the Corporation's common stock covered by each outstanding Target Share award shall be adjusted accordingly. Any such shares shall be subject to the same Plan provisions as the shares originally covered under the award.

                      SECTION 7. TERMINATION OF EMPLOYMENT

7.1 General Rule. If death, disability or early or normal retirement, as defined in the SCANA Corporation Retirement Plan, occurs prior to the end of one or more Cycles in which an executive was a Participant, the Participant's performance award for each such Cycle will be paid as soon as possible after the end of each cycle except as provided in
         Section 9. Any award under this Section will be calculated as follows for each Cycle in which the executive was a Participant:

                  (Target Shares) x (Payout % determined under Section 5.1 based upon performance results determined under Section 4) x (the fraction, the numerator of which is the number of months of continuous employment completed of the Cycle, counting the month of death, disability or retirement as though a full month of employment, and the denominator of which is 36).

         Added to this amount will be an award for dividends attributable to the Earned Shares in accordance with Section 5.3 above, but for each incomplete Cycle applicable only for the months of continuous employment completed, counting the month of death, disability or retirement as though a full month employment.

7.2 Termination of Employment for Reasons Other Than Death, Disability or Retirement. If a Participant's employment is terminated for reasons other than death, disability or normal or early retirement before the end of one or more Cycles in which the executive is a Participant, the individual's performance awards will be canceled and his tentative rights thereto forfeited unless the Committee in the exercise of its discretion determines that a performance payout should be made to the Participant under the circumstances of the termination. In this latter event, the payout shall be in whatever amount the Board determines, not to exceed, however, the amount that would be calculated if Section 7.1 was applicable as to each Cycle in which the executive was a Participant. Subject to Section 9, any such payout will be made in accordance with the provisions of Section 7.1.

                       SECTION 8. BENEFICIARY DESIGNATION

8.1      Designation of Beneficiary.

     (a) A Participant shall designate a Beneficiary or Beneficiaries who, upon the Participant's death, are to receive the amounts that otherwise would have been paid to the Participant. All designations must be in writing and signed by the Participant. A designation shall be
                                          -------     ------
          effective only if and when delivered to the Corporation during the lifetime of the Participant. The Participant also may change the Beneficiary or Beneficiaries by a signed, written instrument delivered to the Corporation. The payment of amounts shall be in accordance with the last unrevoked written designation of Beneficiary that has been signed and delivered to the Corporation. All Beneficiary designations shall be addressed to the Secretary of SCANA Corporation and delivered to the office of the Secretary, and shall be processed as indicated in subsection (b) below by the Secretary or by her authorized designee.

         (b)      The  Secretary  of  SCANA   Corporation   (or  her  authorized
                  designee) shall, upon receipt of the Beneficiary designation:

                  (1) ascertain that the designation has been signed, and if it has not been, return it to the Participant to be signed; and

                  (2)       if  signed,   stamp  the   designation   "Received",
                            indicate the date of receipt, and initial the designation in the proximity of the stamp.

8.2      Death of Beneficiary.

         (a)      In the event that all of the  Beneficiaries  named pursuant to
                  Section 8.1 predecease the Participant, the amounts that otherwise would have been paid to said Beneficiaries shall, where the designation fails to redirect to alternate Beneficiaries in such circumstance, be paid to the Participant's estate as the alternate Beneficiary.

         (b) In the event that two or more Beneficiaries are named, and one or more but less than all of such Beneficiaries predecease the Participant, each surviving Beneficiary shall receive any dollar amount or proportion of funds designated or indicated per the designation made pursuant to Section 8.1, and the dollar amount or designated or indicated share of each predeceased Beneficiary which the designation fails to redirect to an alternate Beneficiary in such circumstance shall be paid to the Participant's estate as an alternate Beneficiary.

8.3      Ineffective Designation.

         (a) In the event a Participant does not designate a Beneficiary, or if for any reason a designation is entirely ineffective, the amounts that otherwise would have been paid to the Beneficiary shall be paid to the Participant's estate as the alternate Beneficiary.

(b) In the circumstance that designations are effective in part and ineffective in part, to the extent that a designation is effective, distribution shall be made so as to carry out as closely as discernable the intent of the Participant, with the result that only to the extent that a designation is ineffective shall distribution instead be made to the Participant's estate as an alternate Beneficiary.

                   SECTION 9. CHANGE IN CONTROL DISTRIBUTIONS

9.1 Accelerated Distributions Upon Change in Control. Notwithstanding anything in this Plan to the contrary, upon the occurrence of a Change in Control, as to which the Key Employee Severance Benefits Plan ("KESBP") was not terminated prior to such Change in Control, all amounts (or remaining amounts) owed under this Plan as of the date of such Change in Control (referred to as each participant's "PSP Benefit") shall become immediately due and payable. The PSP Benefit shall be an amount equal to 100% of the targeted award as granted at the beginning of all Cycles which are not yet completed as of the date of the Change in Control. Each Participant's PSP Benefit determined under this Section 9.1 shall be paid to each Participant (and his Beneficiary) in the form of a single lump sum payment of all such amounts owed, together with an amount (the "Gross-Up Payment") such that the net amount retained by each Participant after deduction of any excise tax imposed by Section 4999 of the Code (or any similar tax that may hereafter be imposed) on such benefits (the "Excise Tax") and any Federal, state and local income tax upon the PSP Benefit and the Gross-Up Payment provided for by this Section 9 shall be equal to the value of the Participant's PSP Benefit.

9.2 Tax Computation. For purposes of determining the amount of the Gross-Up Payment referred to in Section 9.1, whether any of a Participant's PSP Benefit will be subject to the Excise Tax and the amounts of such Excise Tax: (i) there shall be taken into account all other payments or benefits received or to be received by a Participant in connection with a Change in Control of the Corporation (whether pursuant to the terms of the Plan or any other plan, arrangement or agreement with the Corporation, any person whose actions result in a Change in Control of the Corporation or any person affiliated with the Corporation or such person); and (ii) the amount of any Gross-Up Payment payable with respect to any Participant (or his Beneficiary) by reason of such payment shall be determined in accordance with a customary "gross-up formula," as determined by the Committee in its sole discretion.

9.3 No Subsequent Recalculation of Tax Liability. The Gross-Up Payments described in the foregoing provisions of this Section 9 are intended and hereby deemed to be a reasonably accurate calculation of each Participant's actual income tax and Excise Tax liability under the circumstances (or such tax liability of his Beneficiary), the payment of which is to be made by the Corporation or any "rabbi trust" established by the Corporation for such purposes. All such calculations of tax liability shall not be subject to subsequent recalculation or adjustment in either an underpayment or overpayment context with respect to the actual tax liability of the Participant (or his Beneficiary) ultimately determined as owed.

         SECTION 10.  GENERAL PROVISIONS

10.1     Employment/Participation Rights.

(a) Nothing in the Plan shall interfere with or limit in any way the right of the Corporation to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Corporation.
(b) Nothing in the Plan shall be construed to be evidence of any agreement or understanding, express or implied, that the Corporation will continue to employ a Participant in any particular position or at any particular rate of remuneration.
(c) No employee shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant.
(d) Nothing in this Plan shall affect the right of a recipient to participate in and receive benefits under and in accordance with any pension, profit-sharing, deferred compensation or other benefit plan or program of the Corporation.

10.2     Nonalienation of Benefits.

         (a) No right or benefit under this Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber or charge the same shall be void; nor shall any such disposition be compelled by operation of law, except as may be applicable in the circumstance of death of a Participant under South Carolina law or as a result of a qualified domestic relations order.

         (b) No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities or torts of the person entitled to benefits under the Plan.

         (c) If any Participant or Beneficiary hereunder should become bankrupt or attempt to anticipate, alienate, sell, assign, pledge, encumber or charge any right or benefit hereunder, then such right or benefit shall, in the discretion of the Board cease, and the Board shall direct in such event that the Corporation hold or apply the same or any part thereof for the benefit of the Participant or Beneficiary in such manner and in such proportion as the Board may deem proper.

10.3 Transferability Restriction as to Target Shares. Target Shares are not transferrable by a Participant other than by will or the laws of descent and distribution.

10.4 Regarding the Securities Act of 1933. The Corporation shall not be deemed by reason of the granting of any Target Shares hereunder to have any obligation to register any shares of the Corporation's common stock with respect to this Plan under the Securities Act of 1933, as amended, or to maintain in effect any registration of such shares, or to list such shares on any exchange. As a condition to the issuance or transfer of shares of the Corporation's common stock to a Participant or to his Beneficiary or legal representative, the Committee may require such Participant, Beneficiary or legal representative to represent that the shares of stock are taken for investment and not for resale and to make such other representations as the Committee shall deem necessary to qualify the issuance of the shares as exempt from the registration requirements of the Securities Act of 1933 and any other applicable securities laws. The Corporation reserves the right to place a legend on any stock certificate issued pursuant to the Plan to further the purposes expressed herein.

10.5 Regarding Section 16 of the Securities Exchange Act of 1934. With respect to persons subject to Section 16 of the Securities Exchange Act of 1934, or any successor thereto ("Section 16"), transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Act. Accordingly, all issuances of shares of common stock of the Corporation to persons subject to the reporting requirements of Section 16 shall be, to the extent required by Section 16, approved by the Committee or in another manner provided in Section 16 or subject to a six month holding period. To the extent any provision of the Plan or action by the Committee is deemed not in compliance with an applicable condition of Rule 16b-3, that provision or action shall be deemed null and void to the extent permitted by law and deemed advisable by the Committee.

10.6 Severability. If any particular provision of the Plan shall be found to be illegal or unenforceable for any reason, the illegality or lack of enforceability of such provision shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if the illegal or unenforceable provision had not been included.

10.7 No Individual Liability. It is declared to be the express purpose and intention of the Plan that no liability whatsoever shall attach to or be incurred by the Committee, the shareholders, the officers or the directors of the Corporation or any representative appointed hereunder by the Committee, under or by reason of any of the terms or conditions of the Plan.

10.8 Applicable Law. The Plan shall be governed by and construed in accordance with the laws of the State of South Carolina, except to the extent governed by applicable federal law.

         SECTION 11.  PLAN ADMINISTRATION, AMENDMENT AND TERMINATION

11.1 In General. The Plan shall be administered by the Committee which shall have the sole authority to construe and interpret the terms and provisions of the Plan and determine the amount, manner and time of payment of any benefits hereunder. The Committee shall consist of not less than three persons who shall be members of the Board. Each member of the Committee shall be at all times a "non-employee director" within the meaning of Rule 16b-3 of the General Rules and Regulations (Reg. ss. 16b-3(C)(2)(i)) under the Exchange Act. Additionally, each member of the Committee shall be at all times an "outside director" within the meaning of Section 1.162-27(e)(3) of the Treasury Regulations promulgated with respect to Section 162 of the Code. Once designated and for as long as the individuals qualify as members of the Committee, the Committee shall continue to serve until otherwise directed by the Board. From time to time, the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution thereof, fill vacancies however caused and remove all members of the Committee.

         A majority of the entire Committee shall constitute a quorum, and the action of a majority of the members present at any meeting at which a quorum is present shall be deemed the action of the Committee. In addition, any decision or determination reduced to writing and signed by all the members of the Committee shall be fully effective as if it had been made by a majority vote at a meeting duly called and held. The Committee shall maintain records and cause payments to be made hereunder, and the requisite calculations, interpretations, determinations, regulations and, subject to the provisions of Section 11.2, calculations of the Committee shall be final and binding on all persons and parties concerned. The Committee may adopt such rules as it deems necessary, desirable or appropriate in administering the Plan.

11.2 Claims Procedure. Any person dissatisfied with the Committee's determination of a claim for benefits hereunder must file a written request for review with the Board. This request must include a written explanation setting forth the specific reasons for the requested review. The Board shall review the Committee's determination promptly and render a written decision with respect to the claim. Such decision shall be final, binding and conclusive upon all claimants under this Plan. The Board's exercise of discretion under this Section may cause the performance awards for a Covered Participant to fail to qualify as qualified performance-based compensation.

11.3 Finality of Determination. The determination of the Board as to any disputed questions arising under this Plan, including questions of construction and interpretation, shall be final, binding and conclusive upon all persons.

11.4 Expenses. The cost of payments from this Plan and the expenses of administering the Plan shall be borne by the Corporation.

11.5 Tax Withholding. The Corporation shall have the right to deduct from all payments made under the Plan any federal, state or local taxes required by law to be withheld with respect to such payments.

11.6 Incompetency. Any person receiving or claiming benefits under the Plan shall be conclusively presumed to be mentally competent and of age until the Corporation receives written notice, in a form and manner acceptable to it, that such person is incompetent or a minor, and that a guardian, conservator, statutory committee under the South Carolina Code of Laws, or other person legally vested with the care of his estate has been appointed. In the event that the Corporation finds that any person to whom a benefit is payable under the Plan is unable to properly care for his affairs, or is a minor, then any payment due (unless a prior claim therefor shall have been made by a duly appointed legal representative) may be paid to the spouse, a child, a parent or a brother or sister, or to any person deemed by the Corporation to have incurred expense for the care of such person otherwise entitled to payment.

         In the event a guardian or conservator or statutory committee of the estate of any person receiving or claiming benefits under the Plan shall be appointed by a court of competent jurisdiction, payments shall be made to such guardian or conservator or statutory committee provided that proper proof of appointment is furnished in a form and manner suitable to the Corporation. Any payment made under the provisions of this Section 11.6 shall be a complete discharge of liability therefor under the Plan.

11.7 Action by Corporation. Any action required or permitted to be taken hereunder by the Corporation or the Board shall be taken by the Board.

11.8 Notice of Address. Any payment made to a Participant or his Beneficiary at the last known post office address of the distributee on file with the Corporation, shall constitute a complete acquittance and discharge to the Corporation and any director or officer with respect thereto, unless the Corporation shall have received prior written notice of any change in the condition or status of the distributee. Neither the Corporation nor any director or officer shall have any duty or obligation to search for or ascertain the whereabouts of a Participant or his Beneficiary.

11.9 Amendment and Termination. If approved by the shareholders of the Corporation, the Corporation reserves the right to amend, modify or terminate the Plan at any time by action of its Board without further action of shareholders. However, no amendment will increase the total number of shares of the Corporation's common stock that may be distributed under the Plan beyond the number of shares indicated in
         Section 6.4 or the maximum annual award set forth in Section 5.2 without obtaining shareholder approval. Upon any such amendment, and except as provided hereunder, upon the occurrence of a Change in Control of the Corporation, each Participant and his Beneficiary shall be entitled only to such benefits as determined by the Committee pursuant to such amendment. Upon any termination of the Plan, and except as provided hereunder, upon the occurrence of a Change in Control, no Participant or Beneficiary shall be entitled to any further benefits hereunder, unless determined otherwise by the Committee, in its sole discretion.

         Notwithstanding the foregoing, and subject to Section 9, no amendment, modification or termination of the Plan may be made, and no Participants may be added to the Plan, upon or following a Change in Control of the Corporation without the express written consent of all of the Plan's Participants covered by the Plan at such time. In all events, however, the Corporation reserves the right to amend, modify or delete the provisions of Section 9 at any time prior to a Change in Control of the Corporation, pursuant to a Board resolution adopted by a vote of at least two-thirds of the members of the Board.

206


                                   ADDENDUM A
                            TOTAL SHAREHOLDER RETURN
                               AWARD CALCULATIONS



              PERFORMANCE                      PAYOUT AS A % OF
               ACHIEVED                      TARGET SHARES AWARDED

                  33                                     40
                  34                                     44
                  35                                     48
                  36                                     51
                  37                                     55
                  38                                     59
                  39                                     63
                  40                                     66
                  41                                     70
                  42                                     74
                  43                                     78
                  45                                     81
                  46                                     85
                  47                                     89
                  48                                     93
                  49                                     95
                  50                                    100
                  51                                    102
                  52                                    104
                  53                                    106
                  54                                    108
                  55                                    110
                  56                                    112
                  57                                    114
                  58                                    116
                  59                                    118
                  60                                    120
                  61                                    122
                  62                                    124
                  63                                    126
                  64                                    128
                  65                                    130
                  66                                    132
                  67                                    134
                  68                                    136
                  69                                    138
                  70                                    140
                  71                                    142
                  72                                    144
                  73                                    146
                  74                                    148
                  75                                    150

                                 ADDENDUM B

                                SCANA CORPORATION
                             PERFORMANCE SHARE PLAN
                           DESIGNATION OF BENEFICIARY

To:  Secretary of SCANA Corporation

I hereby designate the following person(s), trust(s) or estate, to be the recipient(s) of any and all amounts which may become payable or may remain to be paid upon my death under the SCANA Corporation Performance Share Plan.
=============================--------------------------------------=============
       Beneficiary's Name
       and Social Security                         Relationship
           or Employer         Beneficiary's            to           Dollars or
       Identification No.         Address           Participant        % Share
================================================================================





================================================================================

I hereby designate the following person, trust or estate as Alternate Beneficiary with respect to the contingency events described in Sections 8.2(a) and 8.2(b) of this Plan.
====================================------------------------====================
         Alternate Beneficiary's
             Name and Social              Alternate           Relationship
          Security or Employer          Beneficiary's              to
           Identification No.              Address             Participant
================================================================================





================================================================================

Spouse's Consent: (Community Property States Only -- S.C. domiciliaries ignore):

I hereby agree to the Beneficiary(ies) designated above:

-----------------------------------                    ------------------------
Spouse's Signature                                            Date

I hereby revoke any Beneficiary designation previously made by me and reserve the right to change this designation at any time by filing a new Designation of Beneficiary form.

Signature of Participant

Date                          Social Security Number

Signature of Corporate Secretary
Date Received

                                                                  (Rev. 1996)